Exhibit 99.1

Bespoke Extracts, Inc. Reports Third Quarter 2025 Results – The Joint Company Scales Colorado Production and Margin Leadership

AURORA, Colo., Nov. 12, 2025 (GLOBE NEWSWIRE) -- Bespoke Extracts, Inc. (OTCQB: BSPK), operating as The Joint Company, today announced record results for the quarter ended September 30, 2025 — marking its strongest operational and financial performance to date.

“We’re not chasing the market — we’re building it,” said Hunter Garth, President of Bespoke Extracts. “Our Colorado business continues to prove that disciplined execution, brand trust, and smart manufacturing can win even in a contracting cannabis market. Q3 was a turning point. We produced more pre-rolls, earned strong margins, and expanded our reach — all while holding the line on overhead costs.”

Third Quarter 2025 Highlights

•	Record Revenue: $467,945, up 19.8% from Q2 2025 and 68.6% year-over-year.

•	Gross Margin: 50.0%, up 860 basis points versus the prior year, driven by material, labor, and packaging efficiencies.

•	Net Loss Improvement: GAAP net loss narrowed to $78,088, a 72% improvement from Q3 2024.

•	Record Production: 209,600 pre-rolls produced during the quarter — up 81% year-over-year.

Management Commentary

“Our 2025 strategic plan is delivering results, with demonstrable progress on revenue growth, distribution, and branded products,” said Michael Feinsod, Bespoke Chairman and CEO. “Our flexibility to adapt to changing market conditions in our core pre-roll business has allowed us to succeed this year in Colorado, setting us apart from many other participants.”

“We’ve built each of our brands brick by brick in one of the toughest cannabis markets in the country,” said Garth. “The fact that we can grow revenue by approximately 69% while expanding margins in a shrinking market says everything about our team and our process.

“This is what operational excellence looks like — continual improvement through iteration, data, and pride in the craft.”

“These Q3 results are a testament to the resilience and innovation at the core of The Joint Company,” said Michael Feinsod. “Our team's focus on efficiency and quality has not only driven record growth but also positioned us for scalable expansion. We're excited about the pipeline ahead and confident in delivering sustained value to shareholders.”

Financial Highlights

Results of Operations	For the Three Months Ended					For the Nine Months Ended
	September 30, 2025	September 30, 2024	% Change	June 30, 2025	% Change	September 30, 2025	September 30, 2024	% Change
Revenue	$467,945	$277,471	68.6%	$390,553	19.8%	$1,121,657	$816,062	37.4%
Gross Profit	$234,175	$114,995	103.6%	$197,499	18.6%	$542,453	$323,693	67.6%
Gross Margin	50.0%	41.4%		50.6%		48.4%	39.7%
Operating Expenses	$288,066	$377,463	-23.7%	$359,457	-19.9%	$1,003,640	$1,139,207	-11.9%

Net loss	$(78,088)	$(275,613)	-71.7%	$(205,106)	-61.9%	$(543,715)	$(850,626)	-36.1%
Basic and diluted shares outstanding	11,249,959	10,635,068		11,153,220		11,185,821	10,327,972
EPS	$(0.01)	$(0.03)		$(0.02)		$(0.05)	$(0.08)

Building from the Ground Up

Fourth Quarter 2025 Outlook

•	Revenue: Projected between $425,000 and $500,000, up 41%–66% year-over-year, driven by continued demand for Fresh Joints and expansion of Doobskis and Dutch Blunts.

•	Gross Margin: The company expects to maintain approximately 50% blended gross margins across product lines through disciplined cost management and increased production throughput.

•	Innovation: Two new Company owned brands are set to launch in Q4, designed to capture adjacent market segments with highly competitive price-to-quality positioning.

•	Expansion: Bespoke continues to evaluate opportunities to replicate The Joint Company model in additional regulated markets, including Massachusetts and New York.

•	The company’s core brand, Fresh Joints, continues to lead Colorado’s pre-roll category in quality and volume growth. Meanwhile, new launches, Doobskis and Dutch Blunts gained meaningful traction with retail partners, creating diversified revenue streams and establishing The Joint Company as a multi-brand pre-roll house.

“We’re turning a single-state success story into a scalable blueprint,” Garth added. “Our aim is simple — to control the pre-roll category through quality, efficiency, and culture. What started as a manufacturing facility in Aurora is now a system that can be replicated across markets.”

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Bespoke Extracts, Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2025	2024

Assets
Current assets
Cash	$16,743	$60,305
Accounts receivable, net	103,532	57,276
Prepaid expense	12,895	15,150
Inventory, net	63,662	32,526
Total current assets	196,832	165,257

Furniture and equipment	24,051	31,342
License	10,000	10,000
Right of Use Asset	52,690	140,489
Deposits	12,000	12,000
Total assets	$295,573	$359,088

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$1,392,869	$958,276
Note payable	25,000	20,000
Advances - related party	66,872	66,872
Operating lease liability	52,650	73,523
Notes payable -- secured (Net of discount of $49,810)	335,190	-
Total current liabilities	1,872,581	1,118,671

Long-Term liabilities
Notes payable -- secured (Net of discount of $68,649)	-	241,351
Notes payable	169,000	169,000
Note payable - related party	849,500	849,500
Long-Term Operating Lease Liability	-	72,504
Total liabilities	2,891,081	2,451,026

Commitments and contingencies (Note 10)

Stockholders' Deficit
Preferred stock, par value $0.001, 50,000,000 shares authorized, 1 share issued and outstanding as of September 30, 2025 and December 31,2024, respectively	-	-
Series C Convertible Preferred Stock, $0.001 par value, 1 share designated; 1 share issued and outstanding as of September 30, 2025 and December 31, 2024, respectively, stated value $24,000.	-	-
Common stock, $0.001 par value: 3,000,000,000 authorized; 11,253,220 and 11,153,220 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	11,251	11,151
Common stock to issue 6,478 shares	-	-
Additional paid-in capital	24,341,072	24,301,027
Accumulated deficit	(26,947,831)	(26,404,116)
Total stockholders' deficit	(2,595,508)	(2,091,938)
Total liabilities and stockholders' deficit	$295,573	$359,088

See the notes to the condensed consolidated financial statements included in the Company’s 10Q filing.

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Bespoke Extracts, Inc.

Consolidated Statements of Operations

(Unaudited)

	For the three months ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024

Sales	$467,945	$277,471	$1,121,657	$816,062
Cost of products sold	233,770	162,476	579,204	492,369
Gross Profit	234,175	114,995	542,453	323,693

Operating expenses:
Selling, general and administrative expenses	260,228	361,393	911,006	1,035,137
Professional fees	27,838	16,070	92,634	104,070
Total operating expenses	288,066	377,463	1,003,640	1,139,207

Loss from operations	(53,891)	(262,468)	(461,187)	(815,514)

Other income / (expenses)
Interest expense	(24,197)	(13,145)	(82,528)	(35,112)
Total other (expense) / income	(24,197)	(13,145)	(82,528)	(35,112)

Loss before income tax	(78,088)	(275,613)	(543,715)	(850,626)
Provision for income tax	-	-	-	-
Net Loss	$(78,088)	$(275,613)	$(543,715)	$(850,626)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	11,249,959	10,635,068	11,185,821	10,327,972

NET LOSS PER COMMON SHARE OUTSTANDING
Basic and Diluted	$(0.01)	$(0.03)	$(0.05)	$(0.08)

See the notes to the condensed consolidated financial statements included in the Company’s 10Q filing.

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About Bespoke Extracts, Inc.

Bespoke Extracts, Inc. (OTCQB: BSPK) is a Nevada corporation operating through its wholly-owned subsidiary, Bespoke Extracts Colorado, LLC. The company develops and manufactures branded and white-label cannabis products for the regulated U.S. market. Its flagship platform, The Joint Company, produces pre-rolls and infused products distributed across licensed Colorado dispensaries. The company currently manufactures under its owned brands FreshJoints, Doobskis, DutchBlunts and Sweet Joints.

For more information, visit: www.bespokeextracts.com

Email: info@bespokeextracts.com

Forward-Looking Statement

This release contains forward-looking statements subject to risks and uncertainties. Actual results may differ materially from those expressed due to market conditions, regulatory changes, and other risks described in Bespoke’s filings with the SEC. The company undertakes no obligation to update forward-looking statements, except as required by law.

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